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                Subsidiaries of Integra LifeSciences Corporation


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Name of Subsidiary                                                     State of Incorporation
------------------                                                     ----------------------
1.    ABS LifeSciences, Inc.                                           Delaware
2.    Advanced Reproductive Health Corporation                         Delaware
3.    Applied Regenerative Technologies, Inc.                          Delaware
4.    Colla-Tec, Inc.                                                  Delaware
5.    Integra (Artifical Skin) Corporation                             Delaware
6.    Integra LifeSciences Surgical Products Corporation               Delaware
7.    Integra LifeSciences I, Ltd.                                     Delaware
8.    Intellectual Properties and Asset Corporation                    Delaware
9.    LifeSciences Corporate Holdings Corporation                      Delaware
10.   LifeSciences Services Corporation                                Delaware
11.   Medicol Sciences, spol. s.r.o.                                   Czech Republic
12.   Medicus Technologies, Inc.                                       Delaware
13.   Telios Pharmaceuticals, Inc.                                     Delaware
14.   Vitaphore Corporation                                            Delaware

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